SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): November 10, 2008

                         FIRST FEDERAL BANKSHARES, INC.
                         ------------------------------
               (Exact Name of Registrant as Specified in Charter)

         Delaware                    0-25509                    42-1485449
  -----------------             ----------------------         ---------------
(State or Other Jurisdiction)   (Commission File No.)         (I.R.S. Employer
   of Incorporation)                                        Identification No.)


329 Pierce Street, Sioux City, Iowa                              51101
-----------------------------------                              -----
(Address of Principal Executive Offices)                       (Zip Code)

Registrant's telephone number, including area code:  (712) 277-0200
                                                     --------------



                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications  pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[  ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17
     CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 2.02  Results of Operations and Financial Condition

     On August 12, 2008, First Federal Bankshares, Inc. (the "Company") filed a Form 8-K announcing its results of operations and financial condition at and for the three months and twelve months ended June 30, 2008. In that filing, the Company reported a net loss for the three and twelve months ended June 30, 2008 of $19.3 million and $22.5 million, respectively. Subsequent to that filing, the Company, in consultation with its public accounting firm, concluded that "other than temporary" impairment charges should be recognized on certain of the Company's trust preferred collateralized debt obligations. This increased the net loss for the three and twelve months ended June 30, 2008 to $22.2 million and $25.4 million, respectively.

     Details of the Company's results of operations and financial condition at and for the twelve months ended June 30, 2008, will be reported in the Company's Annual Report on Form 10-K, which is expected to be filed by the Company during the week of November 10, 2008.

Item 9.01. Financial Statements and Exhibits

          (a)  Not Applicable.

          (b)  Not Applicable.

          (c)  Not Applicable.

          (d)  Not Applicable.








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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                     FIRST FEDERAL BANKSHARES, INC.



DATE: November 10, 2008               By:  /s/ Michael Moderski
                                           ------------------------------------
                                           Michael Moderski
                                           Senior Vice President and
                                           Chief Financial Officer